UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2024
KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant's telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER INFORMATION
Disposition of the McEwen Building
On April 30, 2012, KBS Real Estate Investment Trust III, Inc. (“KBS REIT III”), through an indirect wholly owned subsidiary, acquired an office building containing 175,262 rentable square feet located on approximately 10.7 acres of land in Franklin, Tennessee (the “McEwen Building”). On February 21, 2024, KBS REIT III completed the sale of the McEwen Building to a purchaser unaffiliated with KBS REIT III or KBS Capital Advisors LLC (the “Advisor”), for $48.8 million, before third-party closing costs of approximately $1.1 million and excluding disposition fees payable to the Advisor.
Modified Portfolio Revolving Loan Facility
On October 17, 2018, certain of KBS REIT III’s indirect wholly owned subsidiaries (the “Borrowers”) entered into a loan facility (as subsequently modified and amended, the “Modified Portfolio Revolving Loan Facility”) with U.S. Bank National Association, as administrative agent (the “Agent”). The current lenders under the Modified Portfolio Revolving Loan Facility are U.S. Bank National Association, Regions Bank, Citizens Bank, City National Bank and Associated Bank, National Association (the “Lenders”).
On February 21, 2024, in connection with the disposition of the McEwen Building and pursuant to the Third Modification Agreement (defined below), the Borrowers paid the Agent the net sales proceeds from the sale of the McEwen Building (“Required McEwen Payment”) of $46.2 million, which amount was applied to reduce the outstanding principal amount of the Modified Portfolio Revolving Loan Facility to $203.0 million, and the McEwen Building was released as security for the Modified Portfolio Revolving Loan Facility. Notwithstanding the Required McEwen Payment, the Third Modification Agreement allows KBS REIT III to draw back a portion of the loan payment through the holdbacks described below, providing additional liquidity to KBS REIT III to fund capital needs in the portfolio. Following the release of the McEwen Building, the Modified Portfolio Revolving Loan Facility is secured by 515 Congress, Gateway Tech Center and 201 17th Street (the “Properties”).
As previously disclosed in KBS REIT III’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 15, 2024, on February 9, 2024, KBS REIT III, through the Borrowers, entered into an additional advance and third modification agreement (the “Third Modification Agreement”) with the Agent and the Lenders. In connection with the Required McEwen Payment and the release of the McEwen Building, the Third Modification Agreement provides that the following terms apply to the Modified Portfolio Revolving Loan Facility:
(i)    the maturity date is extended to March 1, 2026,
(ii)     the interest rate resets to one-month Term SOFR plus 300 basis points and the loan requires quarterly payments of principal in the amount of $880,900,
(iii)    the revolving portion of the facility is converted into non-revolving debt, the accordion option is eliminated (whereby Borrowers previously had the ability to request that the commitment be increased subject to the Lenders’ consent and certain additional conditions), and the revolving portion of the Modified Portfolio Revolving Loan Facility and the rights of the Borrowers to reborrow debt under the loan once it has been paid is eliminated,
(iv)     holdbacks of a portion of the Modified Portfolio Revolving Loan Facility are established, which holdbacks may be disbursed subject to the satisfaction of certain terms and conditions, as described below,
(v)    KBS REIT III is restricted from paying dividends or distributions to its stockholders or redeeming shares of its stock without the Agent’s prior written consent, except for any amounts that KBS REIT III is required to distribute to its stockholders to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and
(vi)    certain cash management sweeps are established, as described below.
As a result of the release of the McEwen Building, the Third Modification Agreement allows KBS REIT III to draw back a portion of the amount of the loan paydown from the McEwen Building sale proceeds through holdbacks on the Modified Portfolio Revolving Loan Facility, consisting of (i) a holdback for the payment of, or reimbursement of the Borrowers’ payment of, tenant improvements, leasing commissions and capital expenditures related to the Properties equal to $10.0 million and (ii) a holdback for the payment of, or reimbursement of KBS REIT Properties III, LLC’s (the “Guarantor”), an indirect wholly owned subsidiary of KBS REIT III, and/or its subsidiaries’ payment of, tenant improvements, leasing commissions and capital expenditures for real property and related improvements owned directly or indirectly by the Guarantor in an amount equal to $6.2 million. Disbursements of the holdback amounts are subject to the conditions of the Third Modification Agreement. In the event of disbursements of the holdback amounts, such advances by the Lenders will increase the aggregate principal commitment under the Modified Portfolio Revolving Loan Facility.

Also as a result of the release of the McEwen Building, the Third Modification Agreement provides that excess cash flow from the Properties be deposited monthly into an interest-bearing account held by the Agent for the benefit of the Lenders (“Cash Management Account”). Excess cash flow for any calendar month means an amount equal to (a) gross revenues from the Properties less (b) an amount equal to principal and interest paid with respect to the Modified Portfolio Revolving Loan Facility, operating expenses of the Properties and in certain cases a limited amount of REIT-level expenses. So long as no default exists under the Modified Portfolio Revolving Loan Facility and subject to the terms and conditions in the Third Modification Agreement, the Borrowers may request disbursement from the Cash Management Account for the payment of debt service payments (including the quarterly principal payments) and other payments due under the loan, for tenant improvements, leasing commissions, capital expenditures and other operating shortfalls and for certain REIT-level expenses. The Agent has the sole right to make withdrawals from the Cash Management Account.
In connection with the Third Modification Agreement, the Guarantor and the Lenders also agreed to amendments to the Guarantor’s financial covenants (increasing the allowed leverage ratio and reducing the required earnings to fixed charges ratios). The Third Modification Agreement provides that disbursements of the holdback amounts and withdrawals from the Cash Management Account are subject to compliance with the above referenced amended Guarantor financial covenants and other covenants that require the Properties to satisfy certain leverage and debt service coverage ratios and that the Agent may demand a pay down of the outstanding principal balance of the loan to the extent of noncompliance with such covenants.

Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of KBS REIT III and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. These include statements about KBS REIT III’s plans, strategies and prospects, including its ability to comply with any terms, conditions, obligations or covenants contained in any agreements related to debt obligations. These statements are subject to known and unknown risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and KBS REIT III undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Moreover, you should interpret many of the risks identified in this report, as well as the risks set forth below, as being heightened as a result of the continued disruptions in the financial markets impacting the U.S. commercial real estate industry, especially as it pertains to commercial office buildings. All forward-looking statements should be read in light of the risks identified in Part I, Item 1A of KBS REIT III’s Annual Report on Form 10-K for the year ended December 31, 2022 and in Part II, Item 1A of KBS REIT III’s Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission.
As a result of KBS REIT III’s upcoming loan maturities, the challenging commercial real estate lending environment, the current interest rate environment, leasing challenges in certain markets where KBS REIT III owns properties and the lack of transaction volume in the U.S. office market as well as general market instability, there is substantial doubt as to KBS REIT III’s ability to continue as a going concern for at least a year from November 14, 2023. If KBS REIT III is unable to repay, refinance or extend maturing loans, the lenders may seek to foreclose on the underlying collateral. There is no assurance that KBS REIT III will be able to satisfy, extend or refinance any maturing loans, and even if KBS REIT III does, KBS REIT III may still be adversely affected if substantial principal paydowns are required or if it is unable to satisfy any covenants or other terms and conditions contained in any agreement evidencing such extension or refinancing. There is no assurance that KBS REIT III will be able to satisfy any covenants or other terms and conditions contained in any of current agreements evidencing its debt obligations or any extension or refinancing agreement that is entered into. KBS REIT III is unable to predict when or if it will be in a position to pay distributions to its stockholders or to redeem shares of its stock. There are no guarantees with respect to future distributions or redemptions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: February 27, 2024	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary